SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               September 13, 2002


                  AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                      Utah
                  --------------------------------------------
                 (State or other jurisdiction of incorporation)

             0-20642                                       87-0375093
    ------------------------                   ---------------------------------
    (Commission file number)                   (IRS employer identification no.)

            70 West Canyon Crest Rd., Suite D,
                       Alpine, Utah                          84004
         ----------------------------------------          ----------
         (Address of principal executive offices)          (Zip code)


                                 (801) 756-1414
              (Registrant's telephone number, including area code)



                   This document contains a total of 3 pages.

Item 1. Changes in Control of Registrant

         In July 2001, the American Consolidated Management Group, Inc. (the "Company") entered into an Agreement and Plan of Share Exchange (the "Share Exchange Agreement") with Renaissance Man, Inc., a Texas corporation ("RMI"). Under the Share Exchange Agreement all of the issued and outstanding shares of RMI stock would be transferred to the Company in exchange for shares of the Company's common stock. The Share Exchange Agreement was subject to a number of contingencies. In June 2002, the Company's shareholders approved the Share Exchange Agreement.

         On September 13, 2002, the parties closed the Share Exchange Agreement whereby RMI became a wholly owned subsidiary of the Company (the "Acquisition"). As consideration for the RMI shares, the Company issued 9,975,652 shares of common stock to the RMI Shareholders (defined below), which represented approximately 87% of the issued and outstanding shares of the Company immediately after the closing of the Shares Exchange Agreement. The names of the shareholders of RMI immediately prior to the Acquisition were: Aloe Commodities Int'l, Inc., Myka Dean, Judith T. Lauterbach, G. Diane McKnight, Mauri J. Decker, Joshua Rather, Jack E. Shaw, Icon Investments US, LLC, Mark A. Dye, Herschel J. Walker, Loren Bagley, George Mappin, Robert G. Brennan, Sr. and Michael R. Brennan, Sr. (the "RMI Shareholders").

         Pursuant to the terms of the Share Exchange Agreement, John M. DeNiro, Steven J. Haslam and Robert J. Holladay resigned from the Company's Board of Directors. The Company's Board of Directors is now comprised of William D. Moeller, Herschel J. Walker and George E. Mappin. In addition, Herschel J. Walker was appointed as president of the Company and George E. Mappin as Secretary. All other Company officers resigned in connection with the Acquisition.

         As a result of the Acquisition and the appointment of the new directors and officers, the RMI Shareholders acquired control of the Company. The source of consideration used by the RMI Shareholders were shares of common stock of RMI that each of them respectively owned or held beneficially prior to the Acquisition that were acquired by the Company upon consummation of the Acquisition in exchange for 9,975,652 shares of common stock issued by the Company.

         The Company is not aware of any arrangements, the operation of which may, at a subsequent date, result in a change in control of the Company.

Item 2. Acquisition or Disposition of Assets

         As a result of the Acquisition, on September 13, 2002, the Company acquired all of the assets and liabilities of RMI, which assets were held prior to the Acquisition by RMI for the purpose of promoting and distributing its drink, Aloe Lu-Yu, to the general public using mass-market distribution such as grocery and drug stores, health food stores, convenience stores, wholesale clubs/discount stores and military commissaries. RMI presently has no business operations and does not have sufficient funding to meet its short term cash needs.

         Prior to the execution of the Share Exchange Agreement, no material relationship existed between the RMI and/or any of its affiliates and the Company or any of its officers or directors. The amount of consideration given by the Company for the stock of RMI was determined by negotiation between the companies.

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

Item 7. Acquisition or Disposition of Assets

(a)      Financial Statements of Businesses Acquired

         The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K within sixty days of the date of this filing.

(b)      Pro Forma Financial Information

         The pro forma financial statements required by this item will be filed by amendment to this Current Report on Form 8-K within sixty days of the date of this filing.

(c)      Exhibits

     EXHIBIT NO.                    DESCRIPTION OF EXHIBIT


         2.1 Agreement and Plan of Share Exchange Between American Consolidated Mining Co. and Renaissance Man, Inc., dated July 2001 (Incorporated by reference to Exhibit 10.1 of the Company's Annual Report on Form 10-KSB, dated December 31,
                  2000)

         2.2 Amendment No. 1 to the Agreement and Plan of Share Exchange Between American Consolidated Mining Co. and Renaissance Man, Inc., dated December 21, 2001 (Incorporated by reference to
                  Exhibit 10.2 of the Company's Quarterly Report on Form 10-QSB, dated March 31, 2001)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.



Date: September 20, 2002            By /s/ Herschel J. Walker
                                      -----------------------------------
                                      Herschel J. Walker
                                      President

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